Exhibit 5.1

February 19, 2015

Majesco

5 Penn Plaza

33rd Street & 8th Avenue, 14th Floor

New York, NY 10001

Re: Majesco Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Majesco, a California corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 19, 2015 under the Securities Act of 1933, as amended (the “Act”). The Registration Statement pertains to the registration under the Act of up to 6,041,766 shares (the “Shares”) of the Company’s common stock, par value $0.002 per share, which may be issued to the shareholders of Cover-All Technologies Inc., a Delaware corporation (“Cover-All”), in connection with the merger and related transactions contemplated by the Agreement and Plan of Merger, dated December 14, 2014, as amended (as so amended or supplemented from time to time, the “Merger Agreement”), between the Company and Cover-All.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement, (iii) the Company’s Amended and Restated Articles of Incorporation, as amended to date (the “Amended Charter”), (iv) the Company’s Bylaws, as amended to date, (v) resolutions of the Board of Directors and shareholders of the Company relating to the adoption of the Merger Agreement and the transactions contemplated thereby, including authorization for the filing of the Registration Statement and issuance of the Shares, and (vi) such other documents, certificates and matters of law as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In rendering this opinion, we have assumed the legal capacity of all natural persons, the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, the accuracy and completeness of all documents and records reviewed by us, the accuracy, completeness and authenticity of certificates issued by any government official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate, the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents and that the Shares will be issued against payment of valid consideration.

Based upon and subject to the foregoing, we are of the opinion that when the Shares are duly issued and delivered against payment therefor in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of California and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of California, or as to federal or state laws regarding fraudulent transfers.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

No opinion is rendered as to matters not specifically referred to herein and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to which such reference is not made.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that is a part of the Registration Statement, other than as expressly stated herein with respect to the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the section “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP